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EXHIBIT 10.2
                        M.D. PRICE, Jr.
                        ATTORNEY AT LAW
                     15945 Quality Trail N.
                       Scandia, MN 55073
                     Phone: (651) 433-3522
                     Fax:   (651) 433-5735

                              October 12, 1999

Mr. Christopher M. Joe
McKool and Smith
300 Crescent Court, Suite 1500
Dallas, TX 75201

Re:  PRTI-AgPCA

Dear Mr. Joe:

     This is to follow up on our telephone conversation of this morning.

     We are currently negotiating with a Group to purchase the PRTI "shell." We have a stumbling block as to the payment of the $100,000.00 to AgPCA.

     They have requested that we pay $50,000.000 upon closing
(which would be non-refundable) and $50,000 at then end of March
2000..

     We believe that the Group is going to bring in a substantial amount of assets, and that they will not default in the March payment. I don't see any down side to your client, as the $50,000.00 would not be refundable in event of default.

     If this is agreeable to your client I think we can proceed and close this with in the next 10 days. Please advise.

Sincerely,

M.D. Price, Jr.

MDP/hs

     We accept the above terms and conditions Agriculture
Production Credit Association

By:  /s/ Stephen R. Ogletree,
     Stephen R. Ogletree CEO
     Agriland, Farm Credit Services
     FKA Agricultural Production Credit Assoc.